                                                                    EXHIBIT 99.1

NEWS BULLETIN FROM

(COVANSYS(R) LOGO)

FOR FURTHER INFORMATION

INVESTORS:             MEDIA:
James Trouba           Dorothy Chisholm
Tel: (248) 848-2267    Tel: (248) 848-2283
jtrouba@covansys.com   dchisholm@covansys.com

FOR IMMEDIATE RELEASE

                     COVANSYS FILES THIRD QUARTER FORM 10-Q

            THIRD QUARTER 2006 RESULTS HIGHLIGHTED BY SOLID EARNINGS,
                MARGIN ENHANCEMENT AND EXPANSION IN KEY VERTICALS

FARMINGTON HILLS, MI, January 16, 2007 - Covansys Corporation (NASDAQ: CVNS), a leading global provider of strategic outsourcing and integration services, today announced that it has filed its third quarter Form 10-Q and issued its financial results for the quarter ended September 30, 2006.

REVENUE RECOGNITION ACCOUNTING REASSESSMENT

As previously announced on November 9, 2006, Covansys postponed the release of its third quarter results pending completion of a reassessment of the company's revenue recognition-related accounting policies. The reassessment did not result in any adjustments to previously reported financial statements; however, Covansys has slightly revised the preliminary financial information it provided on November 14, 2006. Specifically, Covansys' income from operations in the third quarter of 2006 was $13.9 million, as compared to the company's preliminary estimate of $15.0 million. Of this amount, $0.7 million relates to deferral of gross margin ($1.6 million of revenue) that will be recognized in future quarters and $0.4 million is due to adjustments to costs unrelated to the accounting reassessment.

THIRD QUARTER RESULTS

Covansys reported revenue of $110.9 million in the third quarter of 2006, compared with $111.2 million in the third quarter of 2005. Revenue for the nine months ended September 30, 2006 was $338.6 million, an increase of 4.5 % compared with revenue of $324.2 million during the same period in 2005.

Gross profit in the third quarter of 2006 was $31.8 million, or 28.7% of revenue, compared with $29.0 million or 26.1% of revenue in the same period last year.

Effective June 1, 2006, Covansys completed the sale of its state and local government consulting practice to Saber Solutions, Inc. Pro-forma revenue, excluding the state and local government consulting practice, was $110.9 million in the third quarter of 2006, compared with $90.8 million in the third quarter of 2005, an increase of 22.1%. Pro-forma gross profit in the third quarter of 2006 was $31.8 million, or 28.7% of revenue, compared with $26.8 million or 29.5% of revenue in the comparable 2005 period.

The company reported net income of $10.3 million, up 20.0% from net income of $8.6 million in the third quarter of 2005 and consistent with net income of $10.3 million in the prior quarter. Net income for the nine months ended September 30, 2006 was $25.6 million, down 8.2%, compared with net income of $27.9 million during the same period in 2005.

Additional financial information from the quarter includes:

- Net income of $0.28 per share as compared with $0.23 per share (on a diluted basis) in the same period last year;

- Pretax income of $15.4 million as compared with $11.9 million in the same period last year;

-    Cash and short-term investments of $102.1 million;

- Approximately 653,000 shares of Covansys common stock were repurchased during the quarter at total price of $10.6 million. As of September 30, 2006, the company had approximately 36.2 million shares of common stock outstanding; and

- Cash from operations of $17.9 million for the nine months ended September 30, 2006.

"The third quarter was another solid quarter for Covansys," stated Raj Vattikuti, President and Chief Executive Officer of Covansys. "Over the last several months, even as the reassessment was ongoing, we made meaningful progress in implementing our strategic plan to create additional value for Covansys shareholders. We have enhanced our presence in several key verticals, further diversified our global client portfolio, and increased our global headcount. As of September 30, 2006, Covansys had total headcount of approximately 8,400. Our total headcount was comprised of 2,100 domestically based employees and consultants and 6,300 employees and consultants in Covansys' foreign operations."

Domestic utilization was 85.9% in the third quarter of 2006, up from 85% in the third quarter of 2005 and down from 87.7% in the prior quarter. Utilization in India was 80.3% for the third quarter of 2006, up from 75.2% in the third quarter of 2005 and up from 78.1% in the second quarter of 2006.

Selling, general and administrative expenses were $17.8 million, or 16.1% of revenue in the third quarter of 2006, as compared to $17.7 million, or 15.9% of revenue in the third quarter of 2005.

The effective tax rate in the third quarter of 2006 was 32.9%. The third quarter was impacted by a change in Covansys' estimates of the geographic mix of its profits, offset by book to provision adjustments resulting in a reduction to the tax provision of $0.3 million.

NASDAQ UPDATE

As announced on November 16, 2006, Covansys received a Nasdaq Staff Determination letter notifying the company that it has not complied with Nasdaq Marketplace Rule 4310(c)(14) due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission ("SEC"). Consequently, Covansys' common stock is subject to delisting from the Nasdaq Global Select Market. This notification is customary when a Nasdaq-listed company fails to complete a required SEC filing in a timely manner.

With the reassessment of revenue recognition policies concluded and the company's third quarter Form 10-Q now on file with the SEC, Covansys expects that it will be able to regain full compliance with Nasdaq rules.

OUTLOOK

Jim Trouba, Chief Financial Officer of Covansys noted, "Covansys is dedicated to driving enhanced profitability in 2007. We will continue to pursue initiatives to improve gross margins and are confident that we can achieve substantial margin growth over the long term. We also plan to continue investing in our current businesses as we consider further opportunities to repurchase shares and evaluate potential strategic growth opportunities. As we strive to create additional value for shareholders, we will be disciplined in leveraging the financial flexibility afforded by our strong balance sheet."

Mr. Vattikuti concluded, "We are focused on enhancing our already strong presence in the financial services and healthcare verticals. Designated teams will continue to focus on key industry verticals and we expect to make great strides in expanding the scope of existing relationships while adding major new accounts. With strong demand for our services and continued success in executing on our strategy, we expect 2007 to be another solid year for our company, our shareholders, clients and employees."

CONFERENCE CALL

Covansys will host a conference call tomorrow; Wednesday, January 17, 2007 at 10:00 a.m. Eastern Time to discuss its financial results for the third quarter ended September 30, 2006. Interested parties may access the call by dialing 866-203-2528 or 617-213-8847 from outside North America and entering the passcode 93391374. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. on January 17, 2007 through midnight on January 31, 2007 by dialing 888-286-8010 or 617-801-6888 and entering the passcode 18035428. The replay will also be available on the company's website, www.covansys.com, for 90 days.

ABOUT COVANSYS

Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has more than 8,700 consultants and employees worldwide, consisting of approximately 1,900 domestically and 6,800 in foreign operations. Covansys was one of the first U.S.- based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly-owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information visit: http://www.covansys.com.

SAFE HARBOR STATEMENT

Certain statements in this press release are "forward-looking statements" under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words "will," "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include internal control weaknesses, costs, effects and risk related to the delay associated with the company's reassessment of its accounting policies, adverse effects of litigation or regulatory actions arising from the company's failure to timely file its third quarter Form 10-Q, including the possible delisting of the company's securities from the Nasdaq Global Select Market, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed-price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy. You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.

                                      ###

COVANSYS
ADD 4

                              COVANSYS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                            THREE MONTHS ENDED    NINE MONTHS ENDED
                                              SEPTEMBER 30,         SEPTEMBER 30,
                                           -------------------   -------------------
                                             2006       2005       2006       2005
                                           --------   --------   --------   --------
REVENUE                                    $110,855   $111,178   $338,614   $324,159(A)
COST OF REVENUE                              79,073     82,182    249,541    234,433
                                           --------   --------   --------   --------
GROSS PROFIT                                 31,782     28,996     89,073     89,726
SELLING, GENERAL AND ADMINISTRATIVE          17,843     17,650     55,242     54,652
NET LOSS ON SALE OF BUSINESSES                   --         --        218         --
                                           --------   --------   --------   --------
INCOME FROM OPERATIONS                       13,939     11,346     33,613     35,074
INTEREST EXPENSE                                  8         26         34        495
OTHER INCOME, NET                            (1,474)      (621)    (3,859)    (1,428)
                                           --------   --------   --------   --------
INCOME BEFORE PROVISION FOR INCOME TAXES     15,405     11,941     37,438     36,007
PROVISION FOR INCOME TAXES                    5,068      3,331     11,805      8,092(B)
                                           --------   --------   --------   --------
NET INCOME                                 $ 10,337   $  8,610   $ 25,633   $ 27,915
                                           ========   ========   ========   ========

EARNINGS PER SHARE:

                                                   THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                      SEPTEMBER 30,                            SEPTEMBER 30,
                                           -------------------------------------   -------------------------------------
                                                  2006                2005               2006                 2005
                                           -----------------   -----------------   -----------------   -----------------
                                            BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED
                                           -------   -------   -------   -------   -------   -------   -------   -------
NET INCOME                                 $  0.28   $  0.28   $  0.23   $  0.23   $  0.69   $  0.68   $  0.75   $  0.74
                                           =======   =======   =======   =======   =======   =======   =======   =======
WEIGHTED AVERAGE COMMON SHARES              36,456    36,856    37,281    37,949    37,037    37,463    37,355    37,935
                                           =======   =======   =======   =======   =======   =======   =======   =======

(A) INCLUDES $3,483 OF REVENUE FOR WORK PERFORMED IN 2004 BUT BECAUSE THE COMPANY HAD NOT YET RECEIVED A CONTRACT FOR THOSE SERVICES, REVENUE COULD NOT BE RECOGNIZED UNTIL RECEIPT OF THE CONTRACT IN THE FIRST QUARTER OF 2005.

(B) INCLUDES $3,200 REVERSAL OF PREVIOUSLY RECORDED TAX RESERVES DUE TO THE EXPIRATION OF THE STATUTE OF LIMITATIONS, PARTIALLY OFFSET BY A ONE-TIME CHARGE OF $500 FROM THE REVERSAL OF DEFERRED TAX ASSETS DUE TO AN ENACTED LAW CHANGE IN THE STATE OF OHIO.


                                      MORE

COVANSYS
ADD 5

                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (UNAUDITED, IN THOUSANDS)

                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                     2006           2005
                                                                -------------   ------------
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                                       $ 71,283       $ 58,030
   SHORT-TERM INVESTMENTS                                            30,831         23,332
                                                                   --------       --------
                                                                    102,114         81,362
   ACCOUNTS RECEIVABLE, NET                                          94,216         82,526
   REVENUES EARNED IN EXCESS OF BILLING                               7,093         25,632
   PREPAID EXPENSES AND OTHER                                        14,858         15,117
                                                                   --------       --------
      TOTAL CURRENT ASSETS                                          218,281        204,637
PROPERTY AND EQUIPMENT, NET                                          34,116         36,656
GOODWILL, NET                                                        22,404         21,893
OTHER ASSETS                                                          8,466          8,075
                                                                   --------       --------
      TOTAL ASSETS                                                 $283,267       $271,261
                                                                   ========       ========
CURRENT LIABILITIES                                                $ 60,544       $ 59,727
OTHER LIABILITIES                                                     6,961          3,674
SHAREHOLDERS' EQUITY                                                215,762        207,860
                                                                   --------       --------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $283,267       $271,261
                                                                   ========       ========

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                                ------------------------
                                                                    2006         2005
                                                                -----------   ----------
NET INCOME                                                       $  25,633     $ 27,915
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED FROM
   OPERATING ACTIVITIES:
   DEPRECIATION AND AMORTIZATION                                     9,328        9,881
   LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT                          571          302
   STOCK-BASED COMPENSATION COST                                     1,149           --
   PROVISION FOR AND WRITE-OFF OF DOUBTFUL ACCOUNTS                    126          240
   GAIN FROM SALE OF SHORT-TERM INVESTMENTS                            (42)         (48)
   NET LOSS FROM SALE OF BUSINESSES                                    218           --
   PROVISION FOR DEFERRED INCOME TAXES                                (161)          12
   CHANGE IN ASSETS AND LIABILITIES                                (18,683)     (10,951)
   OTHER                                                              (270)         272
                                                                 ---------     --------
      NET CASH PROVIDED FROM OPERATING ACTIVITIES                   17,869       27,623
CASH FLOWS FROM INVESTING ACTIVITIES:
   ACQUISITION OF BUSINESS, NET OF CASH ACQUIRED                        --       (3,027)
   INVESTMENT IN PROPERTY, EQUIPMENT AND OTHER                     (12,122)      (9,949)
   PROCEEDS FROM SALE OF BUSINESSES                                 33,491           --
   PROCEEDS FROM SALE OF AVAILABLE-FOR-SALE SECURITIES             103,186      102,494
   PURCHASES OF AVAILABLE-FOR-SALE SECURITIES                     (110,795)     (94,225)
   PROCEEDS FROM SALE OF PROPERTY AND EQUIPMENT                        196           --
   INVESTMENT IN COMPUTER SOFTWARE                                     (28)         (43)
                                                                 ---------     --------
      NET CASH PROVIDED FROM INVESTING ACTIVITIES                   13,928       (4,750)
CASH FLOWS FROM FINANCING ACTIVITIES:
   REPAYMENT OF SUBORDINATED NOTES                                      --      (17,500)
   NET PROCEEDS FROM EXERCISE OF STOCK OPTIONS                       3,871        2,916
   TAX BENEFIT FROM STOCK OPTIONS EXERCISED                            830           --
   REPURCHASES OF COMMON STOCK                                     (23,982)      (4,803)
                                                                 ---------     --------
      NET CASH USED IN FINANCING ACTIVITIES                        (19,281)     (19,387)
      EFFECT OF EXCHANGE RATE CHANGES ON CASH                          737         (388)
                                                                 ---------     --------
INCREASE IN CASH AND CASH EQUIVALENTS                               13,253        3,098
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    58,030       49,841
                                                                 ---------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $  71,283     $ 52,939
                                                                 =========     ========


                                      ###

                              COVANSYS CORPORATION
             CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
               (Unaudited, in thousands except per share amounts)

                                                                  9 Months Ended September 30,
                                           -------------------------------------------------------------------------
                                                           2006                                  2005
                                           -----------------------------------   -----------------------------------
                                                          State and                             State and
                                                            Local                                 Local
                                                         Consulting                            Consulting
                                           As reported    Practice    Proforma   As reported    Practice    Proforma
                                           -----------   ----------   --------   -----------   ----------   --------
Revenue                                     $338,614      $21,905     $316,709    $324,159       $61,319    $262,840
Cost of revenue                              249,541       22,231      227,310     234,433        51,173     183,260
                                            --------      -------     --------    --------       -------    --------
Gross profit (loss)                           89,073         (326)      89,399      89,726        10,146      79,580
Selling, general, and adminstrative
   expenses                                   55,242        2,627       52,615      54,652         6,014      48,638
Loss (gain) on sale of businesses                218          285          (67)         --            --          --
                                            --------      -------     --------    --------       -------    --------
Income (loss) from operations                 33,613       (3,238)      36,851      35,074         4,132      30,942
Interest income and other                     (3,825)          --       (3,825)       (933)           --        (933)
                                            --------      -------     --------    --------       -------    --------
Income (loss) before provision (benefit)
   for income taxes                           37,438       (3,238)      40,676      36,007         4,132      31,875
Provision (benefit) for income taxes          11,805       (1,295)      13,100       8,092         1,653       6,439
                                            --------      -------     --------    --------       -------    --------
Net income (loss)                           $ 25,633      $(1,943)    $ 27,576    $ 27,915       $ 2,479    $ 25,436
                                            ========      =======     ========    ========       =======    ========
Earnings per share:
   Basic                                    $   0.69                  $   0.74    $   0.75                  $   0.68
                                            ========                  ========    ========                  ========
   Diluted                                  $   0.68                  $   0.74    $   0.74                  $   0.67
                                            ========                  ========    ========                  ========

The condensed consolidated proforma statements of operations are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles ("GAAP"). These measures are not in accordance with or an alternative for GAAP. We believe that our presentation of these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to our results of operations.

The condensed consolidated proforma statements of operations for the three months and nine months ended September 30, 2006 include the results of the services provided to Saber Solutions, Inc, the entity which purchased the state and local consulting practice on June 1, 2006.